AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 14, 2012

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

METHES ENERGIES INTERNATIONAL LTD.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	71-1035154
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3651 Lindell Road, Suite D-272 Las Vegas, Nevada	89103
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Units, each consisting of one share of Common Stock, one Class A Common Stock Purchase Warrants, and one Class B Common Stock Purchase Warrant	The NASDAQ Stock Market LLC
Common Stock, $.001 par value per share	The NASDAQ Stock Market LLC
Class A Common Stock Purchase Warrants	The NASDAQ Stock Market LLC
Class B Common Stock Purchase Warrants	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12 (b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. /X/	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. /_/

Securities Act registration statement file number to which this form relates: 333-182302

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant's Securities to be Registered.

The description of securities required by this Item is contained in the Registration Statement of the Registrant on Form S-1, File No. 333-182302, filed with the Commission on June 22, 2012, and is incorporated herein by reference to such filing. See "Description of Securities."

Item 2. Exhibits

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: September 14, 2012

Methes Energies International Ltd.

By:	/s/ Michel G. Laporte
Michel G. Laporte Chairman and Chief Executive Officer